SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 20, 2010

Vertical Computer Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28685	65-0393635
(Commission File Number)	(I.R.S. Employer Identification No.)

101 West Renner Road, Suite 300 Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)

(972) 437-5200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                      Unregistered Sales of Equity Securities.

           Exchange of Series A Preferred Shares of Vertical Health Care Solutions, Inc.

As described in more detail under Item 8.01 below, on March 20 and 22, 2010 the Company exchanged shares of Series A Convertible Preferred Stock of its subsidiary, Vertical Healthcare Solutions, Inc.  These shares were owned by the Company and exchanged with certain related parties in separate transactions.   Mr. Robert Farias received six hundred ten thousand (610,000) shares, Mr. Luiz Valdetaro received ninety thousand (90,000) shares, and Mountain Reservoir Corporation received three hundred thousand (300,000) shares.

The exchanges of these shares were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, the Company believes that the transactions were exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.  The securities identified above are deemed restricted securities for purposes of the Securities Act and, accordingly, appropriate legends have been affixed to all shares of the Series A Convertible Preferred Stock of Vertical Healthcare Solutions, Inc. exchanged in such transactions.

Item 8.01                      Other Events.

           Related Party Transactions

On March 20, 2010 the Company transferred six hundred ten thousand (610,000) shares of Series A Convertible Preferred Stock of Vertical Healthcare Solutions, Inc. owned by the Company to Mr. Robert Farias in exchange for the following:  (a) an irrevocable waiver by Mr. Farias of the conversion rights in respect of thirty-seven thousand five hundred (37,500) shares of the Company’s Series C 4% Cumulative Convertible Preferred Stock owned by Mr. Farias; (b) cancellation by Mr. Farias of One Hundred Thousand Dollars ($100,000) of unsecured debt (trade payables) owed by the Company to Mr. Farias; and (c) cancellation by Mr. Farias of three separate common stock purchase warrants held by Mr. Farias, exercisable for an aggregate of fifteen million (15,000,000) shares of common stock of the Company.

As a consequence of the waiver of conversion rights in respect of the Company’s Series C 4% Cumulative Convertible Preferred Stock owned by Mr. Farias and the cancellation of warrants, the Company’s obligations to issue up to 30,000,000 shares of common stock of the Company, have ended. Mr. Farias is an employee of Vertical Healthcare Solutions, Inc. and a Director of Now Solutions.

On March 22, 2010, the Company entered into an amendment of two Transfer and Indemnity Agreements with Mr. Luiz Valdetaro, Chief Technology Officer of the Company.  Pursuant to this amendment, the Company transferred to Mr. Valdetaro ninety thousand (90,000) shares of the Series A Convertible Preferred Stock of Vertical Healthcare Solutions, Inc. owned by the Company, in exchange for cancellation of the Company’s obligation to issue three million (3,000,000) shares of common stock of the Company to Mr. Valdetaro.

Also on March 22, 2010, the Company entered into an amendment of the Transfer and Indemnity Agreement with Mountain Reservoir Corporation (“MRC”).  MRC is controlled by the W5 Family Trust, and Mr. Richard Wade, the President and CEO of the Company, is the trustee of the W5 Family Trust.  Pursuant to this amendment, the Company transferred to MRC three hundred thousand (300,000) shares of the Series A Convertible Preferred Stock of Vertical Healthcare Solutions, Inc. owned by the Company, in exchange for cancellation of the Company’s obligation to issue ten million (10,000,000) shares of common stock of the Company to MRC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Computer Systems, Inc. (Registrant)

Date: March 29, 2010	By:	/s/ Richard Wade
Richard Wade
President & Chief Executive Officer